UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2007

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor
San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

415-315-3620
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

7.000% Convertible Senior Notes due 2012

On July 17, 2007, KKR Financial Holdings LLC, a limited liability company formed under the laws of State of Delaware (the “Company”), KKR Financial Corp. a Maryland corporation (the “Guarantor”), and KKR Financial Advisors LLC, a limited liability company formed under the laws of State of Delaware, entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc. (the “Initial Purchaser”) for the sale by the Company and the purchase by the Initial Purchaser of $300 million aggregate principal amount of 7.000% Convertible Notes due 2012 (the “Notes”).  The Notes will be fully and unconditionally guaranteed by the Guarantor.  The Purchase Agreement also granted the Initial Purchaser a 30-day option to purchase up to an additional $45 million aggregate principal amount of the Notes.

The closing (“Closing”) of the sale of the Notes occurred on July 23, 2007.  The net proceeds from the sale of the Notes, after deducting the Initial Purchaser’s discount, were approximately $297.0 million (or approximately $341.6 million if the Initial Purchaser exercises its option to purchase additional Notes in full).  The Company intends to use the proceeds from the sale of the Notes for general corporate purposes, which may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in the Company’s subsidiaries.  Net proceeds may be temporarily invested prior to deployment for their intended purposes.

The Notes were issued under the Indenture, dated as of July 23, 2007 (the “Indenture”), between the Company, as issuer, the Guarantor, as guarantor, and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  A copy of the Indenture is filed herewith as Exhibit 4.1. The terms of the Notes and related guarantee were established pursuant to the Indenture and the form of the Notes attached thereto and notation of guarantee endorsed on the Notes.

Additional information pertaining to the Notes is contained in Item 2.03 of this report and is incorporated herein by reference. The Notes, related guarantee and the shares representing limited liability company interests in the Company (the “Common Shares”) issuable under certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company and Guarantor offered and sold the Notes and related guarantees to the Initial Purchaser in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchaser then resold the Notes and related guarantees only to qualified institutional buyers in the United States in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.

Registration Rights Agreement

The Company and the Guarantor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchaser dated as of July 23, 2007.  Under the Registration Rights Agreement, the Company has agreed, for the benefit of the holders of the Notes, (i) to file a shelf registration statement (which may be an automatic shelf registration statement if the Company is then a “well-known seasoned issuer”) with the Securities and Exchange Commission (the “SEC”) within 245 days after the original issuance of the Notes, covering resales of the Notes and the related guarantees and the Common Shares issuable upon conversion of the Notes (together, the “Registrable Securities”), and (ii) if the shelf registration statement is not an automatic shelf registration statement, to use commercially reasonable efforts to cause the shelf registration statement to become effective within 270 days after the first date of original issuance of the Notes.  The Company also has agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective under the Securities Act until there are no Registrable Securities outstanding.

The Company will be required to pay specified additional interest to the holders of the Notes if it fails to comply with its obligations to register the Registrable Securities within the specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for longer than specified time periods. The Company will not be required to pay additional interest with respect to any Note after it has been converted for any Common Shares. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.3. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 23, 2007, the Company issued $300 million aggregate principal amount of the Notes.  The Notes are senior unsecured obligations of the Company.  The Notes are guaranteed by the Guarantor on a full and unconditional basis.

The terms of the Notes include:

Maturity. July 15, 2012.

Interest. The Notes will bear interest at the rate of 7.000% per year.  Interest is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2008.

Ranking.  The Notes are senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future indebtedness that is not contractually subordinated to the Notes.

Conversion Rights. Holders may convert the Notes at the initial conversion rate for each $1,000 principal amount of the Notes of 31.0800 of the Common Shares, payable in cash or, to the extent that amounts deliverable by the Company upon conversion exceed $1,000 per Note, cash or Common Shares or any combination thereof at the Company’s option in respect of the excess, prior to the close of business on the business day prior to the stated maturity date, at any time on or after June 15, 2012, and also under the following circumstances:

(a) Conversion Upon Satisfaction of Market Price Condition. A holder may surrender any of its Notes for conversion during any calendar quarter beginning after September 30, 2007 (and only during such calendar quarter) if, and only if, the closing sale price of the Company’s Common Shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per Common Share in effect on the applicable trading day;

(b) Conversion Upon Satisfaction of Trading Price Condition. A holder may surrender any of its Notes for conversion during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the Notes was less than 98% of the product of the closing sale price of the Company’s Common Shares multiplied by the applicable conversion rate;

(c) Conversion Upon Notice of Redemption.  A holder may surrender for conversion any of its Notes if those Notes have been called for redemption, at any time prior to the close of business on the business day prior to the redemption date, even if the Notes are not otherwise convertible at such time;

(d) Conversion Upon Specified Transactions. A holder may surrender any of its Notes for conversion if the Company engages in certain specified transactions, including if the Company (i) distributes to all holders of its Common Shares (1) certain rights entitling them to purchase, for a period expiring within 45 days, Common Shares at less than the closing sale price of the Common Shares on the trading day immediately preceding the declaration date of such distribution, or (2) assets, debt securities or certain rights to purchase securities of the Company, which distribution has a per share value exceeding 10% of the closing sale price of the Common Shares on the trading day immediately preceding the declaration date of such distribution, (ii) is a party to a consolidation, merger or binding share exchange pursuant to which all the Common Shares would be exchanged for cash, securities or other property that is not otherwise a change in control, as defined in the Indenture and (iii) engages in certain transactions constituting a change in control as defined in the Indenture.

Conversion Rate Adjustments.  Holders converting Notes in connection with certain fundamental change transactions may be entitled to receive additional Common Shares as a “make-whole premium” in the form of an increased conversion rate, not to exceed 40.4040 Common Shares per $1,000 principal amount of Notes, subject to certain adjustments generally described in this paragraph.  In addition, the conversion rate may be adjusted under certain circumstances, generally including (i) issuances of Common Shares as a distribution on the Common Shares to all holders of the Common Shares or a split or combination of the Common Shares, (ii) issuances to all holders of the Common Shares of any rights, warrants, options or other securities entitling them for a period not to exceed a specified period to subscribe for or purchase the Common Shares, (iii) distributions by the Company of equity interests in the Company, evidences of indebtedness or other  Company assets or property to all holders of the Common Shares, (iv) transactions meeting the definition of a “spin-off” under the Indenture, (v) the payment of any cash distribution  in excess of the Company’s current regular quarterly cash dividend of $0.56 per Common Share, and (vi) certain tender offer or exchange offers by the Company or its subsidiaries for Common Shares.

Redemption to Preserve REIT Status.  In order to preserve the status of the Guarantor or any of the Company’s other real estate investment trust, or “REIT” subsidiaries, if any, as a REIT, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any unpaid interest accrued thereon to the redemption date. The Notes will not otherwise be redeemable prior to the stated maturity date. The Company’s right to redeem the Notes as described in this paragraph terminates if the restrictions on ownership and transfer of the Common Shares set forth in Company’s operating agreement terminate and under certain other circumstances set forth in the Indenture.   Holders of the Notes surrendering for conversion Notes which have been called for redemption will be entitled to receive a make-whole premium in the form of an increase in the applicable conversion rate as provided in the Indenture.

Repurchase of the Notes at Option of Holders on Certain Fundamental Change Events. Upon the occurrence of certain fundamental changes, holders of Notes may require the Company to repurchase their Notes in whole or in part for cash equal to 100% of the principal amount of the Notes to be repurchased plus any unpaid interest accrued to the repurchase date.  A fundamental change will occur upon the occurrence of a change in control or a termination of trading of the Company’s Common Shares, as set forth in the Indenture.

Guarantee.  The Notes will be fully and unconditionally guaranteed, on a senior unsecured basis, by the Guarantor, one of our subsidiaries.  The Indenture governing the Notes and the related guarantee provides that the Guarantor’s guarantee of the Notes will be automatically released and discharged as set forth in the Indenture.

Default. The following are events of default under the indenture: (i) default in the payment of any principal amount or any redemption price or repurchase price due with respect to the Notes, when the same becomes due and payable, (ii) default in payment of any interest under the Notes, which default continues for 30 days, (iii) default in the delivery when due of amounts owing upon conversion, whether due in cash or Common Shares, upon exercise of a holder’s conversion right in accordance with the Indenture, (iv) the Company’s failure to provide notice of the occurrence of a fundamental change when required under the Indenture which default continues for 5 days; (v) the Company’s failure to comply with any other term, covenant or agreement in the Notes or the Indenture upon our receipt of written notice of such default from the Trustee or from holders of not less than 25% in aggregate principal amount of the Notes, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice, (vi) default in the payment of principal when due on, or resulting in acceleration of, other indebtedness of the Company or any of its significant subsidiaries for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the Notes, (vii) failure by the Company or any of its subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $60 million, which judgments are not paid, discharged or stayed for a period of 30 days; (viii) the guarantee by the Guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by the Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and the guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its significant subsidiaries.

If an event of default specified in clause (ix) in the immediately preceding paragraph occurs with respect to the Company, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes will automatically become due and payable. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable immediately by written notice to the Company.

The description of the Notes, guarantee and Indenture in this report is a summary and is qualified in its entirety by reference to Exhibits 4.1 and 4.2.

Item 3.02               Unregistered Sales of Equity Securities.

7.000% Convertible Senior Notes due 2012

On July 23, 2007, the Company and the Guarantor completed the sale of $300 million aggregate principal amount of the Notes pursuant to the Purchase Agreement with the Initial Purchaser.  The Purchase Agreement also granted the

Initial Purchaser an option to purchase up to $45 million aggregate principal amount of the Notes and related guarantees.  The Closing occurred on July 23, 2007.   The net proceeds from the offering, after deducting the Initial Purchaser’s discount, are estimated to be approximately $297.0 million.  The Company’s expenses in connection with the offering were approximately $150,000.

Additional information pertaining to the Notes, guarantees and Common Shares is contained in Item 2.03 of this report and is incorporated herein by reference.

The Company offered and sold the Notes and related guarantees to the Initial Purchaser in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser then resold the Notes only to qualified institutional buyers in reliance upon the exemption from registration provided by Rule 144A under the Securities Act. The Company and Guarantor relied on these exemptions from registration based in part on representations made by the Initial Purchaser in the Purchase Agreement.

The Notes and related guarantees and the underlying Common Shares issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of July 23, 2007, by and among KKR Financial Holdings LLC, as Issuer, KKR Financial Corp., as Guarantor, and Wells Fargo Bank, N.A., as Trustee.

4.2	Form of 7.000% Convertible Senior Note due 2012 and Form of Notation of Guarantee (included as Exhibits A and B to Exhibit 4.1 of this Form 8-K).

4.3	Registration Rights Agreement, dated as of July 23, 2007, among KKR Financial Holdings LLC, KKR Financial Corp. and Citigroup Global Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Holdings LLC
(Registrant)
Date: July 23, 2007

	By:	/s/ JEFFREY B. VAN HORN
Jeffrey B. Van Horn
Chief Financial Officer
(Principal Financial and Accounting Officer)